UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) December 27, 2005

                     CENTURY PROPERTIES GROWTH FUND XXII
            (Exact name of Registrant as specified in its charter)


       California                0-13418                94-2939418
(State or other jurisdiction   (Commission           (I.R.S. Employer
   of incorporation)           File Number)       Identification Number)

                                55 Beattie Place
                              Post Office Box 1089
                        Greenville, South Carolina 29602
                    (Address of principal executive offices)


                                 (864) 239-1000
                           (Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry Into a Material Definitive Agreement

Please see the description under Item 2.03, below.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

Century Properties Growth Fund XXII (the "Registrant") owns a 100% interest in Cooper's Pointe CPGF 22, L.P., a Delaware limited partnership (the "Partnership"). On December 28, 2005, the Partnership obtained a mortgage loan in the principal amount of approximately $7,735,000 on its investment property, Cooper's Pointe Apartments, located in Charleston, South Carolina. The new mortgage loan was provided by GE Capital Life Insurance Company of New York (the "Lender"). The existing mortgage loan, with an outstanding principal balance of approximately $3,725,000, was repaid with proceeds from the new mortgage loan. The new mortgage loan requires monthly payments of principal and interest beginning on February 1, 2006 until the loan matures December 31, 2014, with a fixed interest rate of 5.52% and a balloon payment of approximately $6,546,000 due at maturity. The Partnership may prepay the new mortgage loan without penalty during the 90 days prior to December 31, 2014 or in connection with the application of insurance proceeds or any condemnation award as a result of Lender's election under the mortgage loan. However, if the Partnership prepays the mortgage prior to October 2, 2014, a prepayment penalty as defined in the loan agreement will apply. As a condition of making the new mortgage loan, the Lender required AIMCO Properties, L.P., an affiliate of the Registrant's managing general partner, to guarantee the obligations and liabilities of the Partnership with respect to the new mortgage loan.

In accordance with the terms of the loan agreement relating to the new mortgage, payment of the note may be accelerated at the option of the Lender if an Event of Default, as defined in the loan agreement, occurs.

The foregoing description is qualified in its entirety by reference to the Promissory Note and Guaranty, copies of which will be filed as exhibits to the Registrant's Form 10-KSB for the fiscal year ended December 31, 2005.

In accordance with the Amended and Restated Limited Partnership Agreement of the Registrant, the Registrant's managing general partner is evaluating the cash requirements of the Registrant to determine whether any portion of the net proceeds will be distributed to the Registrant's partners.



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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    CENTURY PROPERTIES GROWTH FUND XXII


                                    By:   Fox Partners IV
                                          General Partner

                                    By:   Fox Capital Management Corporation
                                          Managing General Partner


                                    By:   /s/Martha L. Long
                                          Martha L. Long
                                          Senior Vice President

                                    Date: January 3, 2006